Exhibit 99.1

Kestra Medical Technologies Reports Preliminary Second Quarter Fiscal 2026 Financial Results

KIRKLAND, Wash., December 1, 2025 (GLOBE NEWSWIRE) — Kestra Medical Technologies, Ltd. (Nasdaq: KMTS), a wearable medical device and digital healthcare company, today reported preliminary financial results for the second quarter fiscal 2026 ended October 31, 2025.

“Revenue is expected to grow by over 50% in the second quarter and continues to exceed our FY26 plan, reflecting sustained commercial momentum as Kestra grows and penetrates the wearable defibrillator market,” said Brian Webster, President and Chief Executive Officer of Kestra Medical Technologies. “In addition to our commercial execution, we are encouraged by the meaningful improvement in our gross margin, a result of the attractive unit economics and positive leverage inherent in our business model.”

Preliminary Second Quarter Fiscal 2026 Financial Results

•	Revenue is expected to be $22.2 to $22.6 million, an increase of 52% at the midpoint compared to $14.7 million in the prior year period.

•	Gross profit is expected to be $11.0 to $11.4 million compared to $5.8 million in the prior year period.

•	Based on the midpoints of expected revenue and gross profit, gross margin is expected to be 50.0% compared to 39.6% in the prior year period.

•	Loss from operations is expected to be $31.6 to $32.0 million compared to $19.1 million in the prior year period.

•	Cash and cash equivalents are expected to be approximately $175 million.

These results are preliminary estimates and remain subject to adjustment. These preliminary estimated results should not be viewed as a substitute for financial statements prepared in accordance with U.S. generally accepted accounting principles. Kestra will provide complete financial results in its earnings release and in its quarterly report on Form 10-Q for the second quarter ended October 31, 2025 to be filed in December.

Forward-Looking Statements

Except where otherwise noted, the information contained in this press release is as of December 1, 2025. Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about, among other topics, the Kestra’s preliminary estimated financial results for the fiscal quarter ended October 31, 2025, which are preliminary unaudited estimates that are subject to significant uncertainties. Given their forward-looking nature, these statements involve substantial risks, uncertainties and potentially inaccurate assumptions, and we cannot ensure that any outcome expressed in these forward-looking statements will be realized in whole or in part. You can identify these statements by the fact that they use future dates or use words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “assume,” “target,” “forecast,” “guidance,” “goal,” “objective,” “aim,” “seek,” “potential,” “hope” and other words and terms of similar meaning. Among the factors that could cause actual results to differ materially from past results and future plans and projected future results are the following: risks related to our limited operating history and history of net losses; our ability to successfully achieve substantial market adoption of our products; competitive pressures; our ability to adapt our manufacturing and production capacities to evolving patterns of demand, governmental actions and customer trends; product defects or complaints and related liability; our ability to obtain and maintain adequate coverage and reimbursement levels for our products; our ability to comply with changing laws and regulatory requirements and resulting costs; our dependence on a limited number of suppliers; and other risks and uncertainties, including those described under the heading “Risk Factors” in Kestra’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on July 17, 2025, and in other periodic reports filed by Kestra with the SEC. These filings, when made, are available on the Investor Relations section of our website at https://investors.kestramedical.com/ and on the SEC’s website at https://sec.gov/.

About Kestra

Kestra Medical Technologies, Ltd. is a commercial-stage wearable medical device and digital healthcare company focused on transforming patient outcomes in cardiovascular disease using monitoring and therapeutic intervention technologies that are intuitive, intelligent, and connected. For more information, please visit www.kestramedical.com.

Investor contact

Neil Bhalodkar

neil.bhalodkar@kestramedical.com

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